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                                   AMENDMENT
                                       TO
               RESTATED AND AMENDED MANAGEMENT SERVICES AGREEMENT

         This Amendment, dated as of the 3rd day of January 1997, to the Restated and Amended Management Services Agreement (the "Agreement") between Panax Pharmaceutical Company Ltd. (the "Company") and Amercom Funding Ltd. ("Amercom") it is hereby agreed as follows:

         1. The term of the Agreement is hereby extended to January 31, 2000;

         2. The fee payable to Amercom for the extended period is:

            (a) $100,000 payable in 12 equal monthly installments of $8,333 commencing February 1, 1998; and

            (b) the issuance of a ten year option under the Company's Stock Option Plan to purchase 400,000 shares of the Company at a price of $.61 per share in the form as attached to this Agreement of which 175,000 shares may be exercised during the term but not earlier than February 1, 1998 and the remaining 225,000 shares shall be purchasable subject to the success of Amercom in mitigation the obligations of the Company under its Assignment Agreement pursuant to which it was assigned and assumed the obligations of the Sublessee under the Sublease dated August 6, 1993 between Buckeye Communication Inc. (the "Sublessee") and Finneccamica, an Italian corporation (the "Sublessor") under the Overlease dated July 25, 1989 between 425 Park Avenue Company as Landlord and Sublessor as Tenant with respect to the offices and facilities of the Company at 425 Park Avenue, New York, New York as follows:

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              (i) to the extent of 56,250 shares commencing on such date prior to the expiration date of the sublease that the $150,000 letter of credit provided as security under the lease is returned to the Company or canceled;

              (ii) to the extent of 168,750 shares commencing with the first date that the Company is released from its rental obligations under the sublease provided that such release occur on or prior to December 31, 1997;

              (iii) to the extent of 112,500 shares commencing the first date that the Company is released from its rental obligation under the sublease, provided that such release occurs after December 31, 1997 but not later than December 31, 1998; and

              (iv) to the extent of 56,250 shares commencing the first date that the Company is released from its rental obligation under the sublease, provided that such release is effected after December 31, 1998 but not later than December 31, 1999.

         3. Amercom shall no longer be required to furnish the part-time services of Mr. David Zaretsky and Norman Eisner under the Agreement.

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         IN WITNESS WHEREOF, the parties hereto has executed the amendments as of the day and year first above written.

                                       AMERCOM FUNDING LTD.


                                       By
                                         --------------------------------------


                                       PANAX PHARMACEUTICAL COMPANY LTD.


                                       By
                                         --------------------------------------
                                         Taffy James Williams
                                         Chairman of the Board and President

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